As Filed With the Securities and Exchange Commission on April 29, 2024

REGISTRATION NO. 811-08162

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

AMENDMENT NO. 140

MASTER INVESTMENT PORTFOLIO

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

400 HOWARD STREET

SAN FRANCISCO, CA 94105

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

REGISTRANT’S TELEPHONE NUMBER: (800) 441-7450

JOHN M. PERLOWSKI

MASTER INVESTMENT PORTFOLIO

50 HUDSON YARDS

NEW YORK, NEW YORK 10001

UNITED STATES OF AMERICA

(NAME AND ADDRESS OF AGENT FOR SERVICE)

WITH A COPY TO:

JESSE C. KEAN, ESQ.	JANEY AHN, ESQ.
SIDLEY AUSTIN LLP	BLACKROCK FUND ADVISORS
787 SEVENTH AVENUE	50 HUDSON YARDS
NEW YORK, NEW YORK 10019	NEW YORK, NEW YORK 10001

MASTER INVESTMENT PORTFOLIO

MONEY MARKET MASTER PORTFOLIO

TREASURY MONEY MARKET MASTER PORTFOLIO

EXPLANATORY NOTE

This is the combined Part A and Part B of the Registration Statement on Form N-1A for Money Market Master Portfolio and Treasury Money Market Master Portfolio (each, a “Master Portfolio” and collectively, the “Master Portfolios”). Each Master Portfolio is a diversified portfolio of Master Investment Portfolio (“MIP”), an open-end, series management investment company.

Each Master Portfolio operates as part of a master/feeder structure, and one or more corresponding feeder funds invest all of its/their assets in the Master Portfolio with substantially the same investment objective, strategies and policies as the corresponding feeder fund. Throughout this combined Part A and Part B for the Master Portfolios, specified information concerning the Master Portfolios and MIP is incorporated by reference from the most recently effective post-effective amendment to the registration statement on Form N-1A under the Investment Company Act of 1940, as amended (the “1940 Act”), of BlackRock Funds III (File Nos. 33-54126; 811-07332) that relates to and includes the prospectus about SL Agency Shares of BlackRock Cash Funds: Institutional and BlackRock Cash Funds: Treasury, the prospectuses about Capital, Institutional, Premium, Select and Trust Shares of BlackRock Cash Funds: Treasury, the statement of additional information about SL Agency Shares of BlackRock Cash Funds: Institutional and BlackRock Cash Funds: Treasury and the statement of additional information about Capital, Institutional, Premium, Select and Trust Shares of BlackRock Cash Funds: Treasury. BlackRock Cash Funds: Institutional and BlackRock Cash Funds: Treasury are referred to herein individually as a “BlackRock Funds III Feeder Fund” and collectively as “BlackRock Funds III Feeder Funds.” Each BlackRock Funds III Feeder Fund invests all of its assets in the corresponding Master Portfolio as follows: BlackRock Cash Funds: Treasury invests all of its assets in Treasury Money Market Master Portfolio and BlackRock Cash Funds: Institutional invests all of its assets in Money Market Master Portfolio. To the extent that information concerning a Master Portfolio and/or MIP is incorporated by reference and BlackRock Funds III has filed, pursuant to Rule 497 under the Securities Act of 1933, as amended (the “1933 Act”), a supplement to a BlackRock Funds III Feeder Fund’s prospectus or statement of additional information that supplements such incorporated information, then the supplemented information contained in such Rule 497 filing is also incorporated herein by reference. Each BlackRock Funds III Feeder Fund’s current prospectuses and statement(s) of additional information, as supplemented from time to time, are referred to herein collectively as the “Prospectuses” and “SAI,” respectively. From time to time, a Master Portfolio may have one or more feeder funds that are not BlackRock Funds III Feeder Funds.

PART A – PROSPECTUS

APRIL 29, 2024

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY “SECURITY” WITHIN THE MEANING OF THE 1933 ACT.

The Master Portfolios’ Part B, dated April 29, 2024, is incorporated by reference into this Part A.

ITEMS 1 THROUGH 4.

Responses to Items 1 through 4 have been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the 1940 Act.

ITEM 5.	MANAGEMENT.

BlackRock Fund Advisors (“BFA”) is the investment adviser of each Master Portfolio. Money Market Master Portfolio’s sub-adviser is BlackRock International Limited (the “Sub-Adviser”). Where applicable, “BFA” refers also to the Sub-Adviser.

ITEM 6.	PURCHASE AND SALE OF INTERESTS.

Interests in each Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in a Master Portfolio may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act.

Each BlackRock Funds III Feeder Fund may generally purchase interests in an applicable Master Portfolio, or may withdraw all or any portion of its investment in the applicable Master Portfolio on any business day on which the New York Stock Exchange (“NYSE”) is open at the net asset value (“NAV”) next determined after a purchase or redemption request is received in proper form by the Master Portfolio.

ITEM 7.	TAX INFORMATION.

Treasury Money Market Master Portfolio has more than one feeder fund and intends to operate as a non-publicly traded partnership for U.S. federal income tax purposes. Money Market Master Portfolio has one feeder fund and is disregarded as an entity separate from its feeder fund for U.S. federal income tax purposes. Whether a Master Portfolio is a partnership or disregarded as a separate entity it will generally not be subject to U.S. federal income tax.

ITEM 8.	FINANCIAL INTERMEDIARY COMPENSATION.

Not applicable.

ITEM 9.	INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS.

(a) INVESTMENT OBJECTIVE

Money Market Master Portfolio

The investment objective of Money Market Master Portfolio is to seek a high level of income consistent with liquidity and the preservation of capital.

Treasury Money Market Master Portfolio

The investment objective of Treasury Money Market Master Portfolio is to seek current income as is consistent with liquidity and stability of principal.

(b) IMPLEMENTATION OF INVESTMENT OBJECTIVES

Each Master Portfolio is a money market fund managed pursuant to Rule 2a-7 under the 1940 Act. Money Market Master Portfolio is a non-retail, non-government money market fund under Rule 2a-7 (the “Institutional Portfolio”) and Treasury Money Market Master Portfolio is a government money market fund under Rule 2a-7 (the “Government Portfolio”).

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Each Master Portfolio will maintain a dollar-weighted average maturity of 60 days or less and a dollar-weighted average life of 120 days or less. For a discussion of dollar-weighted average maturity and dollar-weighted average life, please see the “Glossary” section of the corresponding BlackRock Funds III Feeder Fund’s Prospectuses.

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Pursuant to Rule 2a-7, each Master Portfolio is subject to a “general liquidity requirement” that requires that each Master Portfolio hold securities that are sufficiently liquid to meet reasonably foreseeable interestholder redemptions in light of its obligations under Section 22(e) of the 1940 Act regarding interest redemptions and any commitments a Master Portfolio has made to interestholders. To comply with this general liquidity requirement, BFA must consider factors that could affect a Master Portfolio’s liquidity needs, including characteristics of a Master Portfolio’s investors and their likely redemptions. Depending upon the volatility of its cash flows (particularly interestholder redemptions), this may require a Master Portfolio to maintain greater liquidity than would be required by the daily and weekly minimum liquidity requirements discussed below.

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No Master Portfolio will acquire any illiquid security (i.e., securities that cannot be sold or disposed of in the ordinary course of business within seven days at approximately the value ascribed to them by a Master Portfolio) if, immediately following such purchase, more than 5% of a Master Portfolio’s total assets are invested in illiquid securities.

•	No Master Portfolio will acquire any security other than a daily liquid asset unless, immediately following such purchase, at least 25% of its total assets would be invested in daily liquid assets, and no Master Portfolio will acquire any security other than a weekly liquid asset unless, immediately following such purchase, at least 50% of its total assets would be invested in weekly liquid assets. For a discussion of daily liquid assets and weekly liquid assets, please see the “Glossary” section of the corresponding BlackRock Funds III Feeder Fund’s Prospectuses.

•	The Government Portfolio seeks to maintain the value of an investment in its interests at $1.00 per interest.

The Board of Trustees of MIP (the “Board of Trustees” or the “Board”), or its delegate, may impose a discretionary liquidity fee on redemptions from the Institutional Portfolio (up to 2%) under certain circumstances. Please see the section in Item 11 entitled “Discretionary Liquidity Fees” for additional information about discretionary liquidity fees. The Board has chosen not to subject the Government Portfolio to discretionary liquidity fees.

Money Market Master Portfolio

Money Market Master Portfolio seeks to achieve its investment objective by investing in high-quality, short-term money market instruments that, at the time of investment, have remaining maturities of 397 calendar days or less from the date of acquisition. Under normal circumstances, the Master Portfolio expects to invest at least 95% of its assets in any combination of such investments, which may include certificates of deposit; high-quality debt obligations, such as corporate debt and certain asset-backed securities; certain obligations of U.S. and foreign banks; certain repurchase agreements; and certain obligations of the U.S. Government, its agencies and instrumentalities (including government sponsored enterprises). The Master Portfolio may transfer uninvested cash balances into a single joint account at the Master Portfolio’s custodian bank, the daily aggregate balance of which will be invested in one or more repurchase agreements.

Money Market Master Portfolio reserves the right to invest 25% or more of its total assets in the obligations of domestic banks. The principal and interest of all securities held by the Master Portfolio is payable in U.S. dollars.

The securities purchased by the Master Portfolio are also subject to the quality, diversification, and other requirements of Rule 2a-7 under the 1940 Act, and other rules of the Securities and Exchange Commission (the “SEC”). The Master Portfolio will only purchase securities that are Eligible Securities. When required under Rule 2a-7, BFA will determine whether an instrument presents minimal credit risk pursuant to guidelines approved by the Board. For a discussion of Eligible Securities, please see the “Glossary” section of the corresponding BlackRock Funds III Feeder Fund’s Prospectus.

Pursuant to Rule 2a-7 under the 1940 Act, the Master Portfolio will generally limit its purchase of any one issuer’s securities (other than U.S. Government obligations and repurchase agreements collateralized by such securities) to 5% of the Master Portfolio’s total assets, except that up to 25% of its total assets may be invested in securities of one issuer for a period of up to three business days; provided that the Master Portfolio may not invest in the securities of more than one issuer in accordance with the foregoing exception at any one time.

Treasury Money Market Master Portfolio

Treasury Money Market Master Portfolio seeks to achieve its investment objective by investing at least 99.5% of its total assets in cash, U.S. Treasury bills, notes and other direct obligations of the U.S. Treasury, and repurchase agreements secured by such obligations or cash.

The Master Portfolio will invest, under normal circumstances, at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in U.S. Treasury bills, notes and other obligations of the U.S. Treasury, and repurchase agreements secured by such obligations. This policy is a non-fundamental policy of the Master Portfolio and the Master Portfolio will not change the policy without providing interestholders with at least 60 days’ prior notice of any change in the policy.

The Master Portfolio invests in securities maturing in 397 days or less (with certain exceptions) and the portfolio will have a dollar-weighted average maturity of 60 days or less and a dollar-weighted average life of 120 days or less. In addition, the Master Portfolio may invest in variable and floating rate instruments and transact in instruments on a when-issued, delayed delivery or forward commitment basis. The principal and interest of all securities held by the Master Portfolio are payable in U.S. dollars. The Master Portfolio may transfer uninvested cash balances into a single joint account at the Master Portfolio’s custodian bank, the daily aggregate balance of which will be invested in one or more repurchase agreements.

(c) RISKS

This section contains a discussion of the general risks of investing in each Master Portfolio.

The following paragraph is applicable to Money Market Master Portfolio:

Risk is inherent in all investing. Interestholders could lose money by investing in the Master Portfolio. Because the price of the Master Portfolio’s interests will fluctuate, when an interestholder sells its interests they may be worth more or less than what it originally paid for them. The Master Portfolio may impose a fee upon sale of an interestholder’s interests. An investment in the Master Portfolio is not a bank account and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The Master Portfolio’s sponsor is not required to reimburse the Master Portfolio for losses, and interestholders should not expect that the sponsor will provide financial support to the Master Portfolio at any time, including during periods of market stress.

The following paragraph is applicable to Treasury Money Market Master Portfolio:

Risk is inherent in all investing. Interestholders could lose money by investing in the Master Portfolio. Although the Master Portfolio seeks to preserve the value of an investment at $1.00 per interest, it cannot guarantee it will do so. An investment in the Master Portfolio is not a bank account and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The Master Portfolio’s sponsor is not required to reimburse the Master Portfolio for losses, and interestholders should not expect that the sponsor will provide financial support to the Master Portfolio at any time, including during periods of market stress.

Set forth below are the principal risk factors of investing in each Master Portfolio. The order of the below risk factors does not indicate the significance of any particular risk factor.

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Concentration Risk (Money Market Master Portfolio) — Money Market Master Portfolio may concentrate its investments in the U.S. banking industry, which means that its performance will be closely tied to the performance of a particular market segment. The Master Portfolio’s concentration in the U.S. banking industry may present more risks (e.g., interest rate risk, credit risk, availability and stability of deposits and the risk of negative regulatory or market developments affecting the industry) than if it was broadly diversified over numerous industries and sectors of the economy. A downturn in the U.S. banking industry would have a larger impact on the Master Portfolio than on a mutual fund that does not concentrate in the U.S. banking industry. At times, the performance of the U.S. banking industry will lag the performance of other industries or the broader market as a whole.

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Credit Risk — Credit risk refers to the possibility that the issuer of a debt security (i.e., the borrower) will be unable or unwilling to make timely payments of interest and principal when due or otherwise honor their obligations. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also adversely affect the value of a Master Portfolio’s investment in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

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Discretionary Liquidity Fee Risk (Money Market Master Portfolio) — The Board, or its delegate, has discretion to impose a liquidity fee of up to 2% upon sale of an interestholder’s Master Portfolio interests if such fee is determined to be in the best interests of the Master Portfolio. Accordingly, an interestholder’s redemptions may be subject to a liquidity fee when it sells its interests at certain times.

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Extension Risk (Money Market Master Portfolio) — When interest rates rise, certain obligations will be paid off by the obligor more slowly than anticipated, causing the value of these securities to fall. Rising interest rates tend to extend the duration of securities, making them more sensitive to changes in interest rates. The value of longer-term securities generally changes more in response to changes in interest rates than shorter-term securities. As a result, in a period of rising interest rates, securities may exhibit additional volatility and may lose value.

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Foreign Exposure Risk (Money Market Master Portfolio) — Securities issued or supported by foreign entities, including foreign banks and corporations, may involve additional risks and considerations. Extensive public information about the foreign issuer may not be available, and unfavorable political, economic or governmental developments in the foreign country involved could affect the payment of principal and interest.

•	Income Risk — The Master Portfolio’s yield will vary as the short-term securities in its portfolio mature and the proceeds are reinvested in securities with different interest rates.

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Interest Rate Risk — Interest rate risk is the risk that the value of a debt security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter-term securities. Due to fluctuations in interest rates, the market value of such securities may vary during the period interestholders own interests of a Master Portfolio. Very low or negative interest rates may magnify interest rate risk. During periods of very low or negative interest rates, a Master Portfolio may be unable to maintain positive returns or pay dividends to its interestholders. A Master Portfolio may be subject to a greater risk of rising interest rates due to the recent period of historically low interest rates. The Federal Reserve has recently begun to raise the federal funds rate as part of its efforts to address rising inflation. There is a risk that interest rates will continue to rise, which will likely drive down the prices of bonds and other fixed-income securities. Changing interest rates may have unpredictable effects on markets, may result in heightened market volatility and may detract from a Master Portfolio’s ability to achieve its investment objective.

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Market Risk and Selection Risk — Market risk is the risk that one or more markets in which a Master Portfolio invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. The value of a security or other asset may decline due to changes in general market conditions, economic trends or events that are not specifically related to the issuer of the security or other asset, or factors that affect a particular issuer or issuers, exchange, country, group of countries, region, market, industry, group of industries, sector or asset class. Local, regional or global events such as war, acts of terrorism, the spread of infectious illness or other public health issues like pandemics or epidemics, recessions, or other events could have a significant impact on a Master Portfolio and its investments. Selection risk is the risk that the securities selected by Master Portfolio management will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies. This means you may lose money.

An outbreak of an infectious coronavirus (COVID-19) that was first detected in December 2019 developed into a global pandemic that has resulted in numerous disruptions in the market and has had significant economic impact leaving general concern and uncertainty. Although vaccines have been developed and approved for use by various governments, the duration of the pandemic and its effects cannot be predicted with certainty. The impact of this coronavirus, and other epidemics and pandemics that may arise in the future, could affect the economies of many nations, individual companies and the market in general ways that cannot necessarily be foreseen at the present time.

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Mortgage- and Asset-Backed Securities Risks (Money Market Master Portfolio) — Mortgage-backed securities (residential and commercial) and asset-backed securities represent interests in “pools” of mortgages or other assets, including consumer loans or receivables held in trust. Although asset-backed and commercial mortgage-backed securities (“CMBS”) generally experience less prepayment than residential mortgage-backed securities, mortgage-backed and asset-backed securities, like traditional fixed-income securities, are subject to credit, interest rate, prepayment and extension risks.

Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed securities. The Master Portfolio’s investments in asset-backed securities are subject to risks similar to those associated with mortgage-related securities, as well as additional risks associated with the nature of the assets and the servicing of those assets. These securities also are subject to the risk of default on the underlying mortgages or assets, particularly during periods of economic downturn. Certain CMBS are issued in several classes with different levels of yield and credit protection. The Master Portfolio’s investments in CMBS with several classes may be in the lower classes that have greater risks than the higher classes, including greater interest rate, credit and prepayment risks.

Mortgage-backed securities may be either pass-through securities or collateralized mortgage obligations (“CMOs”). Pass-through securities represent a right to receive principal and interest payments collected on a pool of mortgages, which are passed through to security holders. CMOs are created by dividing the principal and interest payments collected on a pool of mortgages into several revenue streams (“tranches”) with different priority rights to portions of the underlying mortgage payments. Certain CMO tranches may represent a right to receive interest only (“IOs”), principal only (“POs”) or an amount that remains after floating-rate tranches are paid (an “inverse floater”). These securities are frequently referred to as “mortgage derivatives” and may be extremely sensitive to changes in interest rates. Interest rates on inverse floaters, for example, vary inversely with a short-term floating rate (which may be reset periodically). Interest rates on inverse floaters will decrease when short-term rates increase, and will increase when short-term rates decrease. These securities have the effect of providing a degree of investment leverage. In response to changes in market interest rates or other market conditions, the value of an inverse floater may increase or decrease at a multiple of the increase or decrease in the value of the underlying securities. If the Master Portfolio invests in CMO tranches (including CMO tranches issued by government agencies) and interest rates move in a manner not anticipated by Master Portfolio management, it is possible that the Master Portfolio could lose all or substantially all of its investment. Certain mortgage-backed securities in which the Master Portfolio may invest may also provide a degree of investment leverage, which could cause the Master Portfolio to lose all or substantially all of its investment.

The mortgage market in the United States has experienced difficulties that may adversely affect the performance and market value of certain of the Master Portfolio’s mortgage-related investments. Delinquencies and losses on mortgage loans (including subprime and second-lien mortgage loans) and a decline in or flattening of real estate values (in each case as has been experienced and may continue to be experienced in many housing markets) may exacerbate such delinquencies and losses. Also, a number of mortgage loan originators have experienced serious financial difficulties or bankruptcy. Reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.

Asset-backed securities entail certain risks not presented by mortgage-backed securities, including the risk that in certain states it may be difficult to perfect the liens securing the collateral backing certain asset-backed securities. In addition, certain asset-backed securities are based on loans that are unsecured, which means that there is no collateral to seize if the underlying borrower defaults.

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Prepayment Risk (Money Market Master Portfolio) — When interest rates fall, certain obligations will be paid off by the obligor more quickly than originally anticipated, and the Master Portfolio may have to invest the proceeds in securities with lower yields. In periods of falling interest rates, the rate of prepayments tends to increase (as does price fluctuation) as borrowers are motivated to pay off debt and refinance at new lower rates. During such periods, reinvestment of the prepayment proceeds by the management team will generally be at lower rates of return than the return on the assets that were prepaid. Prepayment reduces the yield to maturity and the average life of the security.

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Repurchase Agreements Risk — If the other party to a repurchase agreement defaults on its obligation under the agreement, a Master Portfolio may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security and the market value of the security declines, the Master Portfolio may lose money.

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Risk of Investing in the United States — A decrease in imports or exports, changes in trade regulations, inflation and/or an economic recession in the United States may have a material adverse effect on the U.S. economy and the securities listed on U.S. exchanges. Proposed and adopted policy and legislative changes in the United States are changing many aspects of financial, commercial, public health, environmental, and other regulation and may have a significant effect on U.S. markets generally, as well as on the value of certain securities. Governmental agencies project that the United States will continue to maintain elevated public debt levels for the foreseeable future. Although elevated debt levels do not necessarily indicate or cause economic problems, elevated public debt service costs may constrain future economic growth.

The United States has developed increasingly strained relations with a number of foreign countries. If relations with certain countries deteriorate, it could adversely affect U.S. issuers as well as non-U.S. issuers that rely on the United States for trade. The United States has also experienced increased internal political discord, as well as significant challenges in managing and containing the outbreak of COVID-19. If these trends were to continue, it may have an adverse impact on the U.S. economy and the issuers in which the Master Portfolio invests.

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Stable Net Asset Value Risk (Treasury Money Market Master Portfolio) — The Master Portfolio may not be able to maintain a stable NAV of $1.00 per share at all times. If the Master Portfolio fails to maintain a stable NAV (or if there is a perceived threat of such a failure), the Master Portfolio, along with other money market funds, could be subject to increased redemption activity.

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Treasury Obligations Risk — Direct obligations of the U.S. Treasury have historically involved little risk of loss of principal if held to maturity. However, due to fluctuations in interest rates, the market value of such securities may vary during the period interestholders own interests of a Master Portfolio. In addition, notwithstanding that U.S. Treasury obligations are backed by the full faith and credit of the United States, circumstances could arise that could prevent the timely payment of interest or principal, such as reaching the legislative “debt ceiling.” Such non-payment could result in losses to a Master Portfolio and substantial negative consequences for the U.S. economy and the global financial system.

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U.S. Government Obligations Risk — Not all U.S. Government securities are backed by the full faith and credit of the United States. Obligations of certain agencies, authorities, instrumentalities and sponsored enterprises of the U.S. Government are backed by the full faith and credit of the United States (e.g., the Government National Mortgage Association); other obligations are backed by the right of the issuer to borrow from the U.S. Treasury (e.g., the Federal Home Loan Banks) and others are supported by the discretionary authority of the U.S. Government to purchase an agency’s obligations. Still others are backed only by the credit of the agency, authority, instrumentality or sponsored enterprise issuing the obligation. No assurance can be given that the U.S. Government would provide financial support to any of these entities if it is not obligated to do so by law. In addition, circumstances could arise that could prevent the timely payment of interest or principal on U.S. Government obligations, such as reaching the legislative “debt ceiling.” Such non-payment could result in losses to a Master Portfolio and substantial negative consequences for the U.S. economy and the global financial system.

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Variable and Floating Rate Instrument Risk — Variable and floating rate securities provide for periodic adjustment in the interest rate paid on the securities. These securities may be subject to greater illiquidity risk than other fixed income securities, meaning the absence of an active market for these securities could make it difficult for a Master Portfolio to dispose of them at any given time.

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When-Issued and Delayed Delivery Securities and Forward Commitments Risk — When-issued and delayed delivery securities and forward commitments involve the risk that the security a Master Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Master Portfolio may lose both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

Each Master Portfolio also may be subject to certain other non-principal risks associated with its investments and investment strategies, including:

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Cyber Security Risk — Failures or breaches of the electronic systems of a Master Portfolio, a Master Portfolio’s adviser, distributor, and other service providers, or the issuers of securities in which a Master Portfolio invests have the ability to cause disruptions and negatively impact such Master Portfolio’s business operations, potentially resulting in financial losses to such Master Portfolio and its interestholders. While each Master Portfolio has established business continuity plans and risk management systems seeking to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, each Master Portfolio cannot control the cyber security plans and systems of such Master Portfolio’s service providers or issuers of securities in which such Master Portfolio invests.

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Expense Risk — Master Portfolio expenses are subject to a variety of factors, including fluctuations in a Master Portfolio’s net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that a Master Portfolio’s net assets decrease due to market declines or redemptions, a Master Portfolio’s expenses will increase as a percentage of Master Portfolio net assets. During periods of high market volatility, these increases in a Master Portfolio’s expense ratio could be significant.

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Illiquid Investments Risk — Each Master Portfolio’s illiquid investments may reduce the returns of such Master Portfolio because it may be difficult to sell the illiquid investments at an advantageous time or price. Each Master Portfolio may be unable to pay redemption proceeds within the time period stated in this prospectus because of unusual market conditions, an unusually high volume of redemption requests, or other reasons.

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Investment in Other Investment Companies Risk (Treasury Money Market Master Portfolio) — As with other investments, investments in other investment companies, including exchange-traded funds (“ETFs”), are subject to market and selection risk. In addition, if the Master Portfolio acquires shares of investment companies, including ones affiliated with the Master Portfolio, interestholders bear both their proportionate share of expenses in the Master Portfolio (including management and advisory fees) and, indirectly, the expenses of the investment companies (to the extent not offset by BFA through waivers). To the extent the Master Portfolio is held by an affiliated fund, the ability of the Master Portfolio itself to hold other investment companies may be limited.

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Large Shareholder and Large-Scale Redemption Risk — Certain interestholders, including a BlackRock Funds III Feeder Fund, a third-party investor, the Master Portfolios’ adviser or an affiliate of the Master Portfolios’ adviser, or another entity, may from time to time own or manage a substantial amount of Master Portfolio interests or may invest in a Master Portfolio and hold its investment for a limited period of time. There can be no assurance that any large interestholder or large group of interestholders would not redeem their investment or that the size of a Master Portfolio would be maintained. If a large number of shares of a BlackRock Funds III Feeder Fund that is a large interestholder are redeemed by the BlackRock Funds III Feeder Fund’s shareholders, the BlackRock Funds III Feeder Fund may be required to redeem a large number of its Master Portfolio interests. Redemptions of a large number of Master Portfolio interests by a large interestholder or large group of interestholders may adversely affect a Master Portfolio’s liquidity and net assets. These redemptions may force a Master Portfolio to sell portfolio securities to meet redemption requests when it might not otherwise do so, which may negatively impact a Master Portfolio. In addition, large redemptions can result in a Master Portfolio’s current expenses being allocated over a smaller asset base, which generally could result in an increase in a Master Portfolio’s expense ratio.

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Municipal Securities Risks (Money Market Master Portfolio) — Municipal securities risks include the ability of the issuer to repay the obligation, the relative lack of information about certain issuers of municipal securities, and the possibility of future legislative changes which could affect the market for and value of municipal securities. Budgetary constraints of local, state, and federal governments upon which the issuers may be relying for finding may also impact municipal securities. These risks include:

General Obligation Bonds Risks — The full faith, credit and taxing power of the municipality that issues a general obligation bond secures payment of interest and repayment of principal. Timely payments depend on the issuer’s credit quality, ability to raise tax revenues and ability to maintain an adequate tax base.

Revenue Bonds Risks — Payments of interest and principal on revenue bonds are made only from the revenues generated by a particular facility, class of facilities or the proceeds of a special tax or other revenue source. These payments depend on the money earned by the particular facility or class of facilities, or the amount of revenues derived from another source.

Private Activity Bonds Risks — Municipalities and other public authorities issue private activity bonds to finance development of industrial facilities for use by a private enterprise. The private enterprise pays the principal and interest on the bond, and the issuer does not pledge its full faith, credit and taxing power for repayment. If the private enterprise defaults on its payments, the Master Portfolio may not receive any income or get its money back from the investment.

Moral Obligation Bonds Risks — Moral obligation bonds are generally issued by special purpose public authorities of a state or municipality. If the issuer is unable to meet its obligations, repayment of these bonds becomes a moral commitment, but not a legal obligation, of the state or municipality.

Municipal Notes Risks — Municipal notes are shorter term municipal debt obligations. They may provide interim financing in anticipation of, and are secured by, tax collection, bond sales or revenue receipts. If there is a shortfall in the anticipated proceeds, the notes may not be fully repaid and the Master Portfolio may lose money.

Municipal Lease Obligations Risks — In a municipal lease obligation, the issuer agrees to make payments when due on the lease obligation. The issuer will generally appropriate municipal funds for that purpose, but is not obligated to do so. Although the issuer does not pledge its unlimited taxing power for payment of the lease obligation, the lease obligation is secured by the leased property. However, if the issuer does not fulfill its payment obligation it may be difficult to sell the property and the proceeds of a sale may not cover the Master Portfolio’s loss.

Tax-Exempt Status Risk — In making investments, the Master Portfolio and its investment manager will rely on the opinion of issuers’ bond counsel and, in the case of derivative securities, sponsors’ counsel, on the tax-exempt status of interest on municipal obligations and payments under tax-exempt derivative securities. Neither the Master Portfolio nor its investment manager will independently review the bases for those tax opinions. If any of those tax opinions are ultimately determined to be incorrect or if events occur after the security is acquired that impact the security’s tax-exempt status, such Master Portfolio and its interestholders could be subject to substantial tax liabilities. The Internal Revenue Service (the “IRS”) has generally not ruled on the taxability of the securities. An assertion by the IRS that a portfolio security is not exempt from U.S. federal income tax (contrary to indications from the issuer) could affect the Master Portfolio’s and its interestholders’ income tax liability for the current or past years and could create liability for information reporting penalties. In addition, an IRS assertion of taxability may impair the liquidity and the fair market value of the securities.

•

Operational Risk — Each Master Portfolio is exposed to operational risks arising from a number of factors, including, but not limited to, human errors, processing and communication errors, errors of a Master Portfolio’s service providers, counterparties or other third parties, failed or inadequate internal or external processes, and technology or systems failures. The use of certain investment strategies that involve manual or additional processing, such as over-the-counter derivatives, increases these risks. While service providers are required to have appropriate operational risk management policies and procedures, their methods of operational risk management may differ from those of a Master Portfolio in the setting of priorities, the personnel and resources available or the effectiveness of relevant controls. The Master Portfolios and BFA seek to reduce these operational risks through controls, procedures and oversight. However, it is not possible to identify all of the operational risks that may affect a Master Portfolio or to develop processes and controls that completely eliminate or mitigate the occurrence or effects of such failures. Each Master Portfolio, including its performance and continued operation, and its interestholders could be negatively impacted as a result.

•

Reliance on Advisor Risk — Each Master Portfolio is dependent upon services and resources provided by BFA, and therefore BFA’s parent, BlackRock, Inc. BFA is not required to devote its full time to the business of a Master Portfolio and there is no guarantee or requirement that any investment professional or other employee of BFA will allocate a substantial portion of his or her time to a Master Portfolio. The loss of, or changes in, BFA’s personnel could have a negative effect on the performance or the continued operation of a Master Portfolio.

•

Valuation Risk (Money Market Master Portfolio) — The price the Master Portfolio could receive upon the sale of any particular portfolio investment may differ from the Master Portfolio’s valuation of the investment. As a result, the price received upon the sale of an investment may be less than the value ascribed by the Master Portfolio, and the Master Portfolio could realize a greater than expected loss or lesser than expected gain upon the sale of the investment. Pricing services that value fixed-income securities generally utilize a range of market-based and security-specific inputs and assumptions, as well as considerations about general market conditions, to establish a price. Pricing services generally value fixed-income securities assuming orderly transactions of an institutional round lot size, but may be held or transactions may be conducted in such securities in smaller, odd lot sizes. Odd lots may trade at lower prices than institutional round lots. The Master Portfolio’s ability to value its investments may also be impacted by technological issues and/or errors by pricing services or other third-party service providers.

(d) PORTFOLIO HOLDINGS

A description of the Master Portfolios’ policies and procedures with respect to the disclosure of the Master Portfolios’ portfolio holdings is available in Part B of this Registration Statement and is available free of charge by calling 1-888-204-3956 (toll-free).

ITEM 10.	MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

(a)(1) MANAGEMENT

BFA serves as investment adviser to the Master Portfolios. BFA manages the investment of each Master Portfolio’s assets and provides each Master Portfolio with investment guidance and policy direction in connection with daily portfolio management, subject to the supervision of the Board and in conformity with Delaware law and the stated policies of the Master Portfolios.

For its services to the Master Portfolios, BFA is entitled to receive a management fee with respect to each Master Portfolio at the annual rate of 0.10% of the Master Portfolio’s average daily net assets. BFA has contractually agreed to waive 0.03% of its management fee through June 30, 2025. BFA and BlackRock Advisors, LLC (“BAL”), the Master Portfolios’ administrator, have voluntarily agreed to waive a portion of their respective fees and/or reimburse operating expenses to enable each Master Portfolio to maintain minimum levels of daily net investment income. BFA and BAL may discontinue this waiver and/or reimbursement at any time without notice.

For the fiscal year ended December 31, 2023, BFA received a management fee, net of any applicable waivers, at an annual rate as a percentage of average daily net assets of the applicable Master Portfolio as follows:

Master Portfolio	Management Fee Rates (Net of Applicable Waivers)
Money Market Master Portfolio	0.07%
Treasury Money Market Master Portfolio	0.07%

BFA is located at 400 Howard Street, San Francisco, California 94105. BFA is an indirect wholly-owned subsidiary of BlackRock, Inc. BlackRock International Limited (the “Sub-Adviser”), a registered investment adviser organized in 1995, is an affiliate of BFA and acts as a sub-adviser for Money Market Master Portfolio. As of March 31, 2024, BFA and its affiliates had approximately $10.472 trillion in investment company and other portfolio assets under management.

BFA has entered into a sub-advisory agreement with the Sub-Adviser. Under the sub-advisory agreement, BFA pays the Sub-Adviser for services it provides for that portion of Money Market Master Portfolio for which it acts as sub-adviser a fee equal to a percentage of the management fee paid to BlackRock under the investment advisory agreement with respect to Money Market Master Portfolio.

A discussion regarding the basis for MIP’s Board of Trustees’ approval of the investment advisory agreement with BFA is available in the BlackRock Funds III Feeder Funds’ semi-annual report for the fiscal period ended June 30, 2023. A discussion of the basis for MIP’s Board of Trustees’ approval of the sub-advisory agreement with the Sub-Adviser with respect to Money Market Master Portfolio is included in the BlackRock Funds III Feeder Funds’ semi-annual report for the fiscal period ending June 30, 2023.

CONFLICTS OF INTEREST

The investment activities of BFA and its affiliates (including BlackRock, Inc. and its subsidiaries (collectively, the “Affiliates”)), and their respective directors, officers or employees, in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Master Portfolios and their interestholders.

BFA and its Affiliates provide investment management services to other funds and discretionary managed accounts that may follow investment programs similar to that of the Master Portfolios. BFA and its Affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Master Portfolios. BFA or one or more Affiliates act or may act as an investor, research provider, investment manager, commodity pool operator, commodity trading advisor, financier, underwriter, adviser, trader, lender, index provider, agent and/or principal, and have other direct and indirect interests in securities, currencies, commodities, derivatives and other instruments in which the Master Portfolios may directly or indirectly invest. The Master Portfolios may invest in securities of, or engage in other transactions with, companies with which an Affiliate has significant debt or equity investments or other interests. The Master Portfolios may also invest in issuances (such as structured notes) by entities for which an Affiliate provides and is compensated for cash management services relating to the proceeds from the sale of such issuances. The Master Portfolios also may invest in securities of, or engage in other transactions with, companies for which an Affiliate provides or may in the future provide research coverage. An Affiliate may have business relationships with, and purchase, or distribute or sell services or products from or to, distributors, consultants or others who recommend the Master Portfolios or who engage in transactions with or for the Master Portfolios, and may receive compensation for such services. BFA or one or more Affiliates may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Master Portfolios and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Master Portfolios. This may include transactions in securities issued by other open-end and closed-end investment companies (which may include investment companies that are affiliated with the Master Portfolios and BFA, to the extent permitted under the 1940 Act). The trading activities of BFA and these Affiliates are carried out without reference to positions held directly or indirectly by the Master Portfolios and may result in BFA or an Affiliate having positions in certain securities that are senior or junior to, or have interests different from or adverse to, the securities that are owned by the Master Portfolios.

Neither BFA nor any Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Master Portfolios. As a result, an Affiliate may compete with the Master Portfolios for appropriate investment opportunities. The results of a Master Portfolio’s investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by BFA or an Affiliate, and it is possible that a Master Portfolio could sustain losses during periods in which one or more Affiliates and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible.

In addition, the Master Portfolios may, from time to time, enter into transactions in which BFA or an Affiliate or their directors, officers or employees or other clients have an adverse interest. Furthermore, transactions undertaken by clients advised or managed by BFA or its Affiliates may adversely impact the Master Portfolios. Transactions by one or more clients or BFA or its Affiliates or their directors, officers or employees, may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Master Portfolios. The Master Portfolios’ activities may be limited because of regulatory restrictions applicable to BFA or one or more Affiliates and/or their internal policies designed to comply with such restrictions.

Under a securities lending program approved by the Board, MIP, on behalf of each Master Portfolio, has retained BlackRock Institutional Trust Company, N.A., an Affiliate of BFA, to serve as the securities lending agent for the Master Portfolios to the extent that the Master Portfolios participate in the securities lending program. For these services, the securities lending agent will receive a fee from the Master Portfolios based on the returns earned on the Master Portfolios’ lending activities, including investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Master Portfolios may lend their portfolio securities under the securities lending program.

The activities of BFA and its Affiliates and their respective directors, officers or employees, may give rise to other conflicts of interest that could disadvantage the Master Portfolios and their interestholders. BFA has adopted policies and procedures designed to address these potential conflicts of interest. See the SAI for further information.

ANTI-MONEY LAUNDERING REQUIREMENTS

The Master Portfolios are subject to the USA PATRIOT Act (the “Patriot Act”). The Patriot Act is intended to prevent the use of the U.S. financial system in furtherance of money laundering, terrorism or other illicit activities. Pursuant to requirements under the Patriot Act, a Master Portfolio is required to obtain sufficient information from interestholders to enable it to form a reasonable belief that it knows the true identity of its interestholders. This information will be used to verify the identity of investors or, in some cases, the status of financial intermediaries. Such information may be verified using third-party sources. This information will be used only for compliance with the Patriot Act or other applicable laws, regulations and rules in connection with money laundering, terrorism or economic sanctions.

The Master Portfolios reserve the right to reject purchase orders from persons who have not submitted information sufficient to allow the Master Portfolios to verify their identity. The Master Portfolios also reserve the right to redeem any amounts in a Master Portfolio from persons whose identity it is unable to verify on a timely basis. It is the Master Portfolios’ policy to cooperate fully with appropriate regulators in any investigations conducted with respect to potential money laundering, terrorism or other illicit activities.

BLACKROCK PRIVACY PRINCIPLES

BlackRock is committed to maintaining the privacy of its current and former fund investors and individual clients (collectively, “Clients”) and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information BlackRock collects, how we protect that information and why in certain cases we share such information with select parties.

If you are located in a jurisdiction where specific laws, rules or regulations require BlackRock to provide you with additional or different privacy-related rights beyond what is set forth below, then BlackRock will comply with those specific laws, rules or regulations.

BlackRock obtains or verifies personal non-public information from and about you from different sources, including the following: (i) information we receive from you or, if applicable, your financial intermediary, on applications, forms or other documents; (ii) information about your transactions with us, our affiliates, or others; (iii) information we receive from a consumer reporting agency; and (iv) from visits to our website.

BlackRock does not sell or disclose to non-affiliated third parties any non-public personal information about its Clients, except as permitted by law, or as is necessary to respond to regulatory requests or to service Client accounts. These non-affiliated third parties are required to protect the confidentiality and security of this information and to use it only for its intended purpose.

We may share information with our affiliates to service your account or to provide you with information about other BlackRock products or services that may be of interest to you. In addition, BlackRock restricts access to non-public personal information about its Clients to those BlackRock employees with a legitimate business need for the information. BlackRock maintains physical, electronic and procedural safeguards that are designed to protect the non-public personal information of its Clients, including procedures relating to the proper storage and disposal of such information.

(a)(2) PORTFOLIO MANAGERS

Not applicable.

(b) ORGANIZATION AND CAPITAL STRUCTURE

MIP was organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware and is registered as an open-end, series management investment company under the 1940 Act. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. Each portfolio is treated as a separate entity for certain matters under the 1940 Act and for certain other purposes. A holder of beneficial interests (an “interestholder”) of a portfolio, including the Master Portfolios, is not deemed to be an interestholder of any other portfolio of MIP. The Board of Trustees has authorized MIP to issue multiple series. MIP currently offers interests in the following series: Diversified Equity Master Portfolio, International Tilts Master Portfolio, Large Cap Index Master Portfolio, Money Market Master Portfolio, S&P 500 Index Master Portfolio, Total International ex U.S. Index Master Portfolio, Treasury Money Market Master Portfolio and U.S. Total Bond Index Master Portfolio. Information about the listed portfolios that is not covered in this combined Part A and Part B is contained in separate offering documents. From time to time, additional portfolios may be established and sold pursuant to separate offering documents.

All consideration received by MIP for interests in one of its portfolios and all assets in which such consideration is invested will belong to that portfolio (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one portfolio are treated separately from those of each other portfolio.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 400 Howard Street, San Francisco, California 94105.

Please see Item 22 of Part B for a further description of MIP’s capital structure.

ITEM 11.	INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Investments in a Master Portfolio are valued based on an interestholder’s proportionate ownership interest (rounded to the nearest hundredth of a percent, although each Master Portfolio reserves the right to calculate proportionate ownership interest to more than two decimal places) in such Master Portfolio’s aggregate net assets (“Net Assets”) (i.e., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form by the applicable Master Portfolio. The value of Money Market Master Portfolio’s and Treasury Money Market Master Portfolio’s Net Assets is generally determined as of 5:00 p.m. Eastern time (or, if such Master Portfolio closes early, at such closing time) (“Valuation Time”) on each day that the primary markets for the Master Portfolio’s portfolio securities (i.e., the bond markets) are open and the Fedwire Funds Service is open (a “Business Day”). The holidays on which both the Fedwire and the bond markets are closed currently are: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Memorial Day, Juneteenth, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas Day. The Master Portfolios are also closed on Good Friday. On any day that the principal bond markets close early (as recommended by the Securities Industry Financial Markets Association (“SIFMA”)) or the Federal Reserve Bank of Philadelphia or the New York Stock Exchange (the “NYSE”) closes early(1), a Master Portfolio may advance the time on that day by which a purchase order must be placed so that it will be effected and begin to earn dividends that day.

An investor in a Master Portfolio may add to or reduce its investment in the Master Portfolio on any Business Day. At the Valuation Time(s) on each Business Day, the value of each interestholder’s beneficial interest in a Master Portfolio is determined by multiplying the Master Portfolio’s Net Assets by the percentage, effective as of the Valuation Time(s) for that day, of that investor’s share of the

(1)

SIFMA currently recommends an early close for the bond markets on the following dates: May 24, July 3, November 29, December 24 and December 31, 2024 and April 17, 2025. The NYSE will close early on July 3, November 29 and December 24, 2024.

aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests which are to be effected on that day will then be effected. Each investor’s share of the aggregate beneficial interests in a Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor’s cumulative investment in the Master Portfolio up to that day, plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s Net Assets as of the Valuation Time on that day, plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined are then applied to determine the value of each investor’s respective interest in the Master Portfolio as of the next Valuation Time.

In calculating the Government Portfolio’s NAV, the Government Portfolio’s investments are valued on the basis of amortized cost. The Government Portfolio uses the amortized cost method to determine the value of its securities pursuant to Rule 2a-7 under the 1940 Act. The amortized cost method involves valuing a security at its cost and amortizing any discount or premium over the period until maturity, regardless of the impact of fluctuating interest rates on the market value of the security. While this method provides certainty in valuation, it may result in periods during which the value, as determined by amortized cost, is higher or lower than the price that the Government Portfolio would receive if the security were sold. During these periods the yield to an interestholder may differ somewhat from that which could be obtained from a similar fund that uses a method of valuation based upon market prices. Thus, during periods of declining interest rates, if the use of the amortized cost method results in a lower value of the Government Portfolio’s portfolio on a particular day, a prospective investor in the Government Portfolio would be able to obtain a somewhat higher yield than would result from making an investment in the Government Portfolio using solely market values, and existing Government Portfolio interestholders would receive correspondingly less income. The converse would apply during periods of rising interest rates.

Rule 2a-7 provides that in order for the Government Portfolio to value its portfolio using the amortized cost method, the Board is required to establish procedures designed to stabilize, to the extent reasonably possible, the value of an investment in Government Portfolio, as computed for the purpose of sales and redemptions, at $1.00 per interest. Such procedures include review of Government Portfolio’s portfolio holdings, at least daily, and at such other intervals as the Board may deem appropriate, to determine whether Government Portfolio’s NAV per interest as determined by using available market quotations (or an appropriate substitute which reflects current market conditions) deviates from $1.00 per interest based on amortized cost. The extent of any deviation will be examined by the Board of Trustees. If such deviation exceeds 1/2 of 1%, the Board will promptly consider what action, if any, will be initiated. In the event the Board determines that a deviation exists that may result in material dilution or other unfair results to interestholders, the Board will take such corrective action as it regards as necessary and appropriate, such action may include redeeming interests in-kind, selling portfolio securities prior to maturity, reducing or withholding dividends, shortening the average portfolio maturity, reducing the number of outstanding interests without monetary consideration, and utilizing a NAV per interest as determined by using available market quotations.

In calculating the Institutional Portfolio’s NAV, the value of the securities and other assets and liabilities held by the Institutional Portfolio are determined pursuant to BFA’s valuation policies and procedures. BFA has been designated by the Board as the valuation designee for the Institutional Portfolio pursuant to Rule 2a-5 under the 1940 Act. Shares of underlying open-end funds (including money market funds) are valued at net asset value. Shares of underlying exchange-traded closed-end funds or other ETFs are valued at their most recent closing price.

The Institutional Portfolio values fixed-income portfolio securities using last available bid prices or current market quotations provided by dealers or prices (including evaluated prices) supplied by the Institutional Portfolio’s approved independent third-party pricing services, each in accordance with BFA’s valuation policies and procedures. Pricing services may use matrix pricing or valuation models that utilize certain inputs and assumptions to derive values. Pricing services generally value fixed-income securities assuming orderly transactions of an institutional round lot size, but the Institutional Portfolio may hold or transact in such securities in smaller odd lot sizes. Odd lots may trade at lower prices than institutional round lots. An amortized cost method of valuation may be used with respect to debt obligations with 60 days or less remaining to maturity unless BFA determines in good faith that such method does not represent fair value.

Generally, trading in non-U.S. securities, U.S. government securities, money market instruments and certain fixed-income securities is substantially completed each day at various times prior to the Institutional Portfolio’s close of business. The values of such securities used in computing the NAV of the Institutional Portfolio’s interests are determined as of such times.

When market quotations are not readily available or are believed by BFA to be unreliable, BFA will fair value the Institutional Portfolio’s investments in accordance with its policies and procedures. BFA may conclude that a market quotation is not readily available or is unreliable if a security or other asset or liability does not have a price source due to its lack of trading or other reasons, if a market quotation differs significantly from recent price quotations or otherwise no longer appears to reflect fair value, where the security or other asset or liability is thinly traded, when there is a significant event subsequent to the most recent market quotation, or if the trading market on which a security is listed is suspended or closed and no appropriate alternative trading market is available. A “significant event” is deemed to occur if BFA determines, in its reasonable business judgment prior to or at the time of pricing the Institutional Portfolio’s assets or liabilities, that the event is likely to cause a material change to the closing market price of one or more assets held by, or liabilities of, the Institutional Portfolio.

Fair value represents a good faith approximation of the value of an asset or liability. The fair value of an asset or liability held by the Institutional Portfolio is the amount the Institutional Portfolio might reasonably expect to receive from the current sale of that asset or the cost to extinguish that liability in an arm’s-length transaction. Valuing the Institutional Portfolio’s investments using fair value pricing will result in prices that may differ from current market valuations and that may not be the prices at which those investments could have been sold during the period in which the particular fair values were used.

  An investor in the Master Portfolios may redeem all or any portion of its interest on any Business Day at the NAV next determined after a redemption request is received in proper form. The Master Portfolios will typically remit the proceeds from a redemption the same day after receiving a redemption request in proper form. MIP may, however, postpone and/or suspend redemption and payment (1) for any period during which there is a non-routine closure of the Federal Reserve wire system or applicable Federal Reserve Banks; (2) for any period (a) during which the NYSE is closed other than customary weekend and holiday closings or (b) during which trading on the NYSE is restricted; (3) for any period during which an emergency exists as a result of which (a) disposal of securities owned by a Master Portfolio is not reasonably practicable or (b) it is not reasonably practicable for a Master Portfolio to fairly determine the NAV of interests of the Master Portfolio; (4) for any period during which the SEC has, by rule or regulation, deemed that (a) trading shall be restricted or (b) an emergency exists; (5) for any period that the SEC may by order permit for your protection; or (6) for any period during which a Master Portfolio, as part of a necessary liquidation of the Master Portfolio, has properly postponed and/or suspended redemption of shares and payment in accordance with Federal securities laws. In addition, the Master Portfolios reserve the right to refuse any purchase of interests. Investments in the Master Portfolios may not be transferred.

MIP reserves the right to pay redemption proceeds in portfolio securities held by the Master Portfolios rather than in cash. MIP has elected to be governed by Rule 18f-1 under the 1940 Act so that each Master Portfolio is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its NAV during any 90-day period for any interestholder of the Master Portfolio. The redemption price is the NAV per share next determined after the initial receipt of proper notice of redemption.

Under normal and stressed market conditions, MIP typically expects to meet redemption requests by using cash or cash equivalents in its portfolio or by selling portfolio assets to generate additional cash.

DISCRETIONARY LIQUIDITY FEES

Under Rule 2a-7, the Board, or its delegate, is permitted to impose a discretionary liquidity fee up to 2% on the value of interests redeemed, if such fee is determined to be in the best interests of the Institutional Portfolio.

Discretionary liquidity fees, if imposed, may be terminated at any time at the discretion of the Board, or its delegate, if the Board, or its delegate, determines that it is no longer in the best interests of the Institutional Portfolio.

Under certain circumstances, the Institutional Portfolio may pay redemptions without adding a discretionary liquidity fee to the redemption amount if the Institutional Portfolio can verify that the redemption order was submitted to the Institutional Portfolio’s authorized agent before the Board, or its delegate, imposed a discretionary liquidity fee.

The Board generally expects that a discretionary liquidity fee would be imposed, if at all, during periods of market stress.

Financial Intermediaries will be required promptly to take such actions reasonably requested by the Institutional Portfolio or its agent to implement, modify or remove, or to assist the Institutional Portfolio in implementing, modifying or removing, a discretionary liquidity fee established by the Board, or its delegate.

NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS AND DISTRIBUTIONS

  Any net investment income or capital gains of a Master Portfolio generally will be allocated daily to interestholders as of the last Valuation Time on any Business Day. Each Master Portfolio’s net investment income or capital gains for a Saturday, Sunday or holiday will be allocated to interestholders of record as of the last Valuation Time on the previous Business Day.

Treasury Money Market Master Portfolio will allocate its investment income, expenses, and realized and unrealized net gains and losses to its interestholders pro rata in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with U.S. federal income tax rules. BlackRock Cash Funds: Institutional, as the sole feeder fund of Money Market Master Portfolio, will take into account all of Money Market Master Portfolio’s investment income, expenses, and realized and unrealized net gains and losses.

FREQUENT PURCHASES AND REDEMPTIONS OF INTERESTS

MIP does not offer its interests for sale to the general public, nor does it offer an exchange privilege. MIP is not, therefore, directly subject to the risks of short-term trading and the Board of Trustees has not adopted procedures to prevent such trading. However, MIP may be adversely affected by short-term trading in shares of a BlackRock Funds III Feeder Fund. See “Account Information — Short-Term Trading Policy” in the Prospectuses for more information.

TAXES

Treasury Money Market Master Portfolio has more than one feeder fund and intends to operate as a non-publicly traded partnership for U.S. federal income tax purposes. Money Market Master Portfolio has one feeder fund and is disregarded as an entity separate from its feeder fund for U.S. federal income tax purposes.

Whether a Master Portfolio is a partnership or disregarded as a separate entity, it will generally not be subject to any U.S. federal income tax. Each of the Master Portfolio’s feeder funds will take into account its share of the applicable Master Portfolio’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and, if the feeder fund is intended to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the feeder fund’s share of the Master Portfolio’s income and assets for purposes of the feeder fund’s gross income and asset diversification tests.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that each feeder fund will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code for qualification as a regulated investment company, assuming that the feeder fund invests all of its investable assets in the applicable Master Portfolio and the feeder fund meets all other requirements for such qualification not within the control of the Master Portfolio.

ITEM 12.	DISTRIBUTION ARRANGEMENTS.

Beneficial interests in each Master Portfolio are not registered under the 1933 Act because such interests are issued solely in transactions that are exempt from registration under the 1933 Act. Each Master Portfolio is a “master” in a “master/feeder” structure. Only “feeder funds” – i.e., investment companies that are “accredited investors” and invest all of their assets in the Master Portfolios – or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make direct investments in a Master Portfolio. BlackRock Investments, LLC (“BRIL”) is the placement agent for the Master Portfolios.

A non-accredited investor may not directly purchase an interest in a Master Portfolio, but instead may purchase shares in a feeder fund that invests directly in the Master Portfolio. Any accredited investors other than feeder funds that invest in the Master Portfolios will do so on the same terms and conditions as the feeder funds, although they may have different administrative and other expenses. Therefore, some indirect investors may have different returns than other indirect investors in the Master Portfolios.

ITEM 13.	FINANCIAL HIGHLIGHTS.

The response to Item 13 has been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the 1940 Act.

MASTER INVESTMENT PORTFOLIO

MONEY MARKET MASTER PORTFOLIO

TREASURY MONEY MARKET MASTER PORTFOLIO

PART B – STATEMENT OF ADDITIONAL INFORMATION

APRIL 29, 2024

ITEM 14.	COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio (“MIP”) is an open-end, series management investment company. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with Part A, also dated April 29, 2024, of Money Market Master Portfolio and Treasury Money Market Master Portfolio (each, a “Master Portfolio” and collectively, the “Master Portfolios”), each a portfolio of MIP. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. MIP incorporates by reference the information included on the cover page of the statement of additional information of BlackRock Cash Funds: Treasury pertaining to Capital, Institutional, Premium, Select and Trust Shares and the cover page of the combined statement of additional information of BlackRock Cash Funds: Institutional and BlackRock Cash Funds: Treasury pertaining to SL Agency Shares (each, a “BlackRock Funds III Feeder Fund” and collectively, “BlackRock Funds III Feeder Funds”), each such statement of additional information as amended, revised or supplemented from time to time (collectively, the “SAI”). A copy of Part A of the Registration Statement with respect to the Master Portfolios may be obtained without charge by writing to Master Investment Portfolio, c/o State Street Bank and Trust Company, Attn: Quincy Nunnally-Transfer Agency, P.O. Box 5493, Boston, Massachusetts 02206 or by calling 1-888-204-3956. MIP’s registration statement may be examined at the office of the Securities and Exchange Commission (the “SEC”) in Washington, D.C. NEITHER PART A NOR THIS PART B OF THIS STATEMENT OF ADDITIONAL INFORMATION CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN A MASTER PORTFOLIO.

ITEM 15.	TRUST HISTORY.

MIP is an open-end, series management investment company organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios.

ITEM 16.	DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.

The following information supplements and should be read in conjunction with Item 9 of Part A.

INVESTMENTS AND RISKS. MIP incorporates by reference the information concerning each Master Portfolio’s additional investment strategies, risks and restrictions (including information on the Interfund Lending Program, under which each Master Portfolio has the ability to borrow or lend for temporary purposes) from the following sections of the SAI: “Description of the Funds and their Investments and Risks,” “Investment Restrictions” and “Investments and Risks.”

PORTFOLIO HOLDINGS INFORMATION. MIP incorporates by reference the information concerning each Master Portfolio’s policies and procedures with respect to the disclosure of portfolio holdings from the following section of the SAI: “Disclosure of Portfolio Holdings.”

ITEM 17.	MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with Item 10 of Part A.

MIP incorporates by reference the information concerning the management of MIP and the Master Portfolios from the following section of the SAI: “Management.” The Board of Trustees has responsibility for the overall management and operations of the Master Portfolios. The Board of Trustees of MIP has the same chair and the same committee structure as the board of trustees of BlackRock Funds III.

MIP incorporates by reference the information concerning the compensation of Trustees of MIP from the following section of the SAI: “Management – Compensation of Trustees.”

CODES OF ETHICS. MIP has the same code of ethics as BlackRock Funds III. MIP incorporates by reference the information concerning the code of ethics from the following section of the SAI: “Management – Codes of Ethics.”

PROXY VOTING POLICIES. MIP incorporates by reference to the information concerning its Proxy Voting Policies from the following sections of the SAI: “Management – Proxy Voting Policies of the Master Portfolios” and “Appendix A.”

INTERESTHOLDER COMMUNICATION TO THE BOARD OF TRUSTEES. The Board of Trustees has established a process for interestholders to communicate with the Board of Trustees. Interestholders may contact the Board of Trustees by mail. Correspondence should be addressed to Master Investment Portfolio Board of Trustees, c/o BlackRock, Inc., 50 Hudson Yards, New York, New York 10001. Interestholder communication to the Board of Trustees should include the following information: (a) the name and address of the interestholder; (b) the percentage interest(s) owned by the interestholder; (c) the Master Portfolio(s) of which the interestholder owns interests; and (d) if these interests are owned indirectly through a broker, financial intermediary or other record owner, the name of the broker, financial intermediary or other record owner. All correspondence received as set forth above shall be reviewed by the Secretary of MIP and reported to the Board of Trustees.

ITEM 18.	CONTROL PERSONS AND PRINCIPAL HOLDERS OF INTERESTS.

To the knowledge of MIP, the following owned of record or beneficially 5% or more of the specified Master Portfolio’s outstanding voting interests as of April 4, 2024:

MASTER PORTFOLIO	NAME AND ADDRESS OF INTERESTHOLDER	PERCENTAGE OF MASTER PORTFOLIO
Money Market Master Portfolio	BlackRock Cash Funds: Institutional c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

Treasury Money Market Master Portfolio	BlackRock Cash Funds: Treasury c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	93%

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that a BlackRock Funds III Feeder Fund, or another interestholder is identified in the foregoing table as the beneficial holder of more than 25% of a Master Portfolio or as the holder of record of more than 25% of a Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio. Any feeder fund that is a majority interestholder in a Master Portfolio may be able to take actions with respect to MIP (e.g., approve an advisory agreement) without the approval of other investors in the applicable Master Portfolio.

As of April 4, 2024, the Trustees and officers of MIP as a group directly or indirectly owned an aggregate of less than 1% of the outstanding beneficial interests of each Master Portfolio. As of December 31, 2023, none of the Independent Trustees of MIP or their immediate family members owned beneficially or of record any securities of the Master Portfolios’ investment adviser, sub-adviser (where applicable), principal underwriter, or any person directly or indirectly controlling, controlled by, or under common control with such entities.

ITEM 19.	INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Items 10 and 12 in Part A. Information relating to the investment management and other services provided to each Master Portfolio by BlackRock Fund Advisors (“BFA”) is incorporated herein by reference from the corresponding BlackRock Funds III Feeder Fund’s Prospectuses and from the sub-sections entitled “Management” and “Investment Adviser and Other Service Providers” in the SAI. The following list identifies the specific sections and sub-sections in the BlackRock Funds III Feeder Funds’ SAI under which the information required by Item 19 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No	Sections Incorporated by Reference from the Prospectuses or SAI of the Money Market Master Portfolio and Treasury Money Market Master Portfolio
Item 19(a)	SAI: Management
SAI: Investment Adviser and Other Service Providers
Item 19(c)	SAI: Management
SAI: Investment Adviser and Other Service Providers
Item 19(d)	SAI: Management
SAI: Investment Adviser and Other Service Providers
Item 19(e)	Not Applicable
Item 19(f)	Not Applicable
Item 19(g)	Not Applicable
Item 19(h)	Prospectuses: Funds and Service Providers; SAI: Investment Adviser and Other Service Providers
Item 19(i)	SAI: Investments and Risks — Securities Lending

(b) PRINCIPAL UNDERWRITER

BRIL, 50 Hudson Yards, New York, New York 10001, an affiliate of BlackRock, acts as placement agent for each Master Portfolio pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, BRIL receives no compensation for acting as placement agent for the Master Portfolios.

ITEM 20.	PORTFOLIO MANAGERS.

Not applicable.

ITEM 21.	BROKERAGE ALLOCATION AND OTHER PRACTICES.

MIP incorporates by reference the information describing the Master Portfolios’ policies governing portfolio securities transactions generally, portfolio turnover, brokerage commissions and frequent trading in portfolio securities from the following section of the SAI: “Portfolio Transactions.”

ITEM 22.	CAPITAL STOCK AND OTHER INTERESTS.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolios. Interestholders in the Master Portfolios are entitled to participate pro rata in distributions and, generally, in allocations of income, gain, loss, deduction and credit of the Master Portfolios. Under certain circumstances, where the Master Portfolios are treated as partnerships for U.S. federal income tax purposes, allocations of tax items to interestholders will not be made pro rata in accordance with their interests in the Master Portfolios in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of a Master Portfolio, interestholders are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its interestholders. Interests in the Master Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in the Master Portfolios may not be transferred. No certificates are issued. MIP may be terminated at any time by vote of interestholders holding at least a majority of the interests of each series entitled to vote or by the Trustees by written notice to the interestholders. Any series of interests may be terminated at any time by vote of interestholders holding at least a majority of the interests of such series entitled to vote or by the Trustees by written notice to the interestholders of such series.

Each interestholder is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of MIP’s Trustees it is necessary or desirable to submit matters for interestholders’ vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of the Master Portfolio in the matter are identical or that the matter does not affect any interest of the Master Portfolio. However, Rule 18f-2 exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of Rule 18f-2.

ITEM 23.	PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 11 in Part A.

PURCHASE OF INTERESTS. Beneficial interests in each Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in a Master Portfolio may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

IN-KIND PURCHASES. Payment for interests of a Master Portfolio may, at the discretion of the investment adviser, be made in the form of securities that are permissible investments for the applicable Master Portfolio and must meet the investment objective, policies and limitations of the applicable Master Portfolio as described in Part A. In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities: (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) be accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) not be subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) be accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

SUSPENSION OF REDEMPTIONS. The right of redemption of interests in each Master Portfolio may be suspended or the date of redemption payment postponed as provided in Item 11 in Part A.

VALUATION. MIP incorporates by reference information concerning the Master Portfolios’ and MIP’s pricing of interests from the following section of the SAI: “Determination of Net Asset Value.”

DECLARATION OF TRUST PROVISIONS REGARDING REDEMPTIONS AT OPTION OF TRUST. Pursuant to the Declaration of Trust, MIP shall, subject to applicable law, have the right at its option and at any time to redeem interests of any interestholder at the net asset value thereof as determined in accordance with the Declaration of Trust (i) if at such time such interestholder owns fewer interests than, or interests having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such interestholder owns interests of a particular series or class, of interests equal to or in excess of a percentage of the outstanding interests of that series or class, or a percentage of the aggregate net asset value of that series or class, determined from time to time by the Trustees; or (iii) to the extent that such interestholder owns interests of MIP equal to or in excess of a percentage of the aggregate outstanding interests of MIP, or a percentage of the aggregate net asset value of MIP, as determined from time to time by the Trustees.

ITEM 24.	TAXATION OF THE TRUST

Treasury Money Market Master Portfolio has more than one feeder fund and intends to operate as a non-publicly traded partnership for U.S. federal income tax purposes. Money Market Master Portfolio has one feeder fund and is disregarded as an entity separate from its feeder fund for U.S. federal income tax purposes.

Whether a Master Portfolio is a partnership or disregarded as a separate entity, it will generally not be subject to any U.S. federal income tax. Each of the Master Portfolio’s feeder funds will take into account its allocable share of the applicable Master Portfolio’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and, if the feeder fund is intended to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, the feeder fund’s share of the Master Portfolio’s income and assets for purposes of the feeder fund’s gross income and asset diversification tests.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that each feeder fund will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code for qualification as a regulated investment company, assuming that the feeder fund invests all of its investable assets in the applicable Master Portfolio and the feeder fund meets all other requirements for such qualification not within the control of the Master Portfolio.

Certain transactions of each Master Portfolio are subject to special tax rules of the Internal Revenue Code that may, among other considerations, (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to regulated investment companies). Operation of these rules could, therefore, affect the character, amount and timing of distributions to shareholders of a feeder fund.

Special tax rules also will require certain types of positions to be marked to market (i.e., treated as sold on the last day of the taxable year), which may result in the recognition of income without a corresponding receipt of cash. If a Master Portfolio purchases shares of an investment company (or similar investment entity) organized under foreign law, its feeder fund or feeder funds, by virtue of owning such Master Portfolio’s interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. A feeder fund may be subject to U.S. federal income tax (plus an interest charge) on certain distributions from such a PFIC and on gain from the disposition of the shares in such a PFIC (collectively referred to as “excess distributions”). A feeder fund, even if it is a regulated investment company, cannot eliminate this tax by making distributions to its shareholders.

However, an election can be made to mark to market the interest in the PFIC, and thus to take into account the economic gains (and to a limited extent losses) in such investment as though the feeder fund’s shares in the PFIC had been sold and repurchased on the last day of the feeder fund’s taxable year. Such gain and loss are treated as ordinary income and loss. Alternatively, an election may be made to treat a PFIC as a “qualified electing fund” (“QEF”), in which case a feeder fund will be required to include in its gross income its share of the PFIC’s ordinary earnings and net capital gain annually, regardless of whether it receives any distributions from the PFIC. With the mark-to-market or QEF election, a feeder fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

If a Master Portfolio is treated as a partnership for U.S. federal income tax purposes, then, in the event of an audit, the U.S. federal income tax treatment of income and deductions of a Master Portfolio generally will be determined at the Master Portfolio level in a single proceeding (rather than by individual Internal Revenue Service audits of each feeder fund), which the Master Portfolio’s partnership representative will control. Any adjustment that results in additional tax (including interest and penalties thereon) will be assessed and collected at the Master Portfolio level in the current taxable year, with each current feeder fund indirectly bearing such cost, unless the Master Portfolio elects to have the partnership adjustment taken into account by each feeder fund that was an investor in the Master Portfolio in the year to which the adjustments relates. If the election is made, each feeder fund will be required to take into account such adjustment and pay tax on such adjustment at the feeder fund level, unless, if the feeder fund is a regulated investment company, it timely distributes the adjustment amount in the form of a “deficiency dividend” (within the meaning of section 860(f) of the Internal Revenue Code), in which case the feeder fund will only have to pay the interest charge imposed on regulated investment companies making a deficiency dividend. The legal and accounting costs incurred in connection with any regular audit of the Master Portfolio’s tax returns will be borne by each feeder fund and, indirectly, by their shareholders.

Investors are advised to consult their own tax advisers on the tax consequences of an investment in a feeder fund and a Master Portfolio.

ITEM 25.	UNDERWRITERS.

The exclusive placement agent for MIP is BRIL, an affiliate of BFA, with offices at 50 Hudson Yards, New York, NY 10001, which receives no compensation from the Master Portfolios for serving in this capacity. Registered broker-dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trusts and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio.

The foregoing information supplements and should be read in conjunction with Item 12 in Part A.

ITEM 26.	CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 27.	FINANCIAL STATEMENTS.

The audited financial statements, financial highlights and notes thereto in each BlackRock Funds III Feeder Fund’s and related Master Portfolio’s Annual Report to Shareholders for the fiscal year ended December 31, 2023 (the “2023 Annual Report”) are incorporated in this Part B by reference. No other parts of the 2023 Annual Report are incorporated by reference herein. The financial statements and financial highlights included in the 2023 Annual Report have been audited by PricewaterhouseCoopers LLP. The report of PricewaterhouseCoopers LLP is incorporated herein by reference. Such financial statements and financial highlights have been incorporated herein in reliance upon the report of such firm given their authority as experts in accounting and auditing. Additional copies of the 2023 Annual Report may be obtained at no charge by telephoning State Street Bank and Trust Company at the telephone number appearing on the front page of this Part B.

PART C

OTHER INFORMATION

ITEM 28.	EXHIBITS.

EXHIBIT	DESCRIPTION
1	Articles of Incorporation.

(a)	Certificate of Trust, dated October 20, 1993, is incorporated by reference to Exhibit 1(b) to Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A (File No. 811-08162) (the “Registrant’s Registration Statement”), filed on August 31, 1998.

(b)	Certificate of Amendment to the Certificate of Trust, dated August 19, 1998, is incorporated by reference to Exhibit 1(d) to Amendment No. 7 to the Registrant’s Registration Statement, filed on August 31, 1998.

(c)	Second Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006, is incorporated by reference to Exhibit (a)(1) to Amendment No. 35 to the Registrant’s Registration Statement, filed on December 27, 2006.

(d)	Amendment No. 1 to the Second Amended and Restated Agreement and Declaration of Trust, dated December 11, 2007, is incorporated by reference to Exhibit (a)(4) to Amendment No. 39 to the Registrant’s Registration Statement, filed on December 2, 2009.

(e)	Amendment No. 2 to the Second Amended and Restated Agreement and Declaration of Trust, dated November 13, 2009, is incorporated by reference to Exhibit (a)(5) to Amendment No. 40 to the Registrant’s Registration Statement, filed on April 30, 2010.

2	By-laws.

(a)	Amended and Restated By-Laws, dated November 29, 2018, are incorporated by reference to Exhibit (b)(1) to Amendment No. 112 to the Registrant’s Registration Statement, filed on October 30, 2019.

(b)	Amendment No. 1 to the Amended and Restated By-Laws, dated November 11, 2020, is incorporated by reference to Exhibit 2(b) to Amendment No. 120 to the Registrant’s Registration Statement, filed on April 30, 2021.

3	Instruments Defining Rights of Security Holders.

(a)	Not applicable.

4	Investment Advisory Contracts.

(a)(1)	Amended Investment Advisory Contract among the Registrant, BlackRock Advisors, LLC (“BAL”) and BlackRock Fund Advisors (“BFA”), dated December 28, 2012 (the “Investment Advisory Contract”), is incorporated by reference to Exhibit (d)(1) to Amendment No. 50 to the Registrant’s Registration Statement, filed on April 30, 2013.

(a)(2)	Schedule A, amended March 9, 2020, and Schedule B, amended July 1, 2019, to the Investment Advisory Contract are incorporated by reference to Exhibit (d)(2) to Amendment No. 114 to the Registrant’s Registration Statement, filed on April 24, 2020.

(b)	Form of Sub-Investment Advisory Agreement between BAL and BFA, with respect to International Tilts Master Portfolio, is incorporated by reference to Exhibit (d)(4) to Amendment No. 58 to the Registrant’s Registration Statement, filed on February 26, 2014.

(c)	Form of Amended and Restated Sub-Investment Advisory Agreement between BAL and BlackRock International Limited (“BIL”) with respect to International Tilts Master Portfolio is incorporated by reference to Exhibit (d)(4) to Amendment No. 114 to the Registrant’s Registration Statement, filed on April 24, 2020.

(d)	Form of Sub-Investment Advisory Agreement between BFA and BIL with respect to Money Market Master Portfolio is incorporated by reference to Exhibit 4(d) to Amendment No. 120 to the Registrant’s Registration Statement, filed on April 30, 2021.

5	Underwriting Contracts.

(a)(1)	Form of Placement Agency Agreement between the Registrant and BlackRock Investments, LLC (“BRIL”) (the “Placement Agency Agreement”) is incorporated by reference to Exhibit (e)(3) to Amendment No. 42 to the Registrant’s Registration Statement, filed on March 31, 2011.

(a)(2)	Appendix A to the Placement Agency Agreement, amended March 9, 2020, is incorporated by reference to Exhibit (e)(2) to Amendment No. 114 to the Registrant’s Registration Statement, filed on April 24, 2020.

6	Bonus or Profit Sharing Contracts.

(a)	Not applicable.

7	Custodian Agreements.

(a)	Master Custodian Agreement between the Registrant and State Street Bank and Trust Company (“State Street”), dated December 31, 2018, is incorporated by reference to Exhibit 7(g) to Post-Effective Amendment No. 943 to the Registration Statement on Form N-1A of BlackRock FundsSM (File No. 33-26305), filed on February 28, 2019.

8	Other Material Contracts.

(a)(1)	Form of Administration Agreement between BAL and the Registrant on behalf of Money Market Master Portfolio and Treasury Money Market Master Portfolio (the “Money Market Master Portfolios”), S&P 500 Index Master Portfolio, U.S. Total Bond Index Master Portfolio, Diversified Equity Master Portfolio (f/k/a Active Stock Master Portfolio) and International Tilts Master Portfolio (the “Unitary Administration Agreement”) is incorporated by reference to Exhibit (h)(1) to Amendment No. 50 to the Registrant’s Registration Statement, filed on April 30, 2013.

(a)(2)	Appendix A to the Unitary Administration Agreement, amended March 9, 2020, is incorporated by reference to Exhibit (h)(2) to Amendment No. 114 to the Registrant’s Registration Statement, filed on April 24, 2020.

(b)(1)	Form of Administration Agreement between BAL and the Registrant on behalf of Total International ex U.S. Index Master Portfolio and Large Cap Index Master Portfolio (the “Non-Unitary Administration Agreement”) is incorporated by reference to Exhibit (h)(2) to Amendment No. 50 to the Registrant’s Registration Statement, filed on April 30, 2013.

(b)(2)	Exhibit A to the Non-Unitary Administration Agreement, amended March 2, 2020, is incorporated by reference to Exhibit (h)(4) to Amendment No. 114 to the Registrant’s Registration Statement, filed on April 24, 2020.

(c)	Form of Eighth Amended and Restated Securities Lending Agency Agreement between the Registrant and BlackRock Institutional Trust Company, N.A. is incorporated by reference to Exhibit 8(d) of Post-Effective Amendment No. 70 to the Registration Statement on Form N-1A of BlackRock ETF Trust (File No. 333-228832), filed on March 21, 2024.

(d)	Form of Transfer Agency and Service Agreement between the Registrant and State Street with respect to the Money Market Master Portfolios is incorporated by reference to Exhibit 8(b) to Post-Effective Amendment No. 289 to the Registration Statement on Form N-1A of BlackRock Funds III (File No. 33-54126), filed on April 29, 2019.

(e)

Form of Eleventh Amended and Restated Credit Agreement among Registrant, a syndicate of banks and certain other parties is incorporated herein by reference to Exhibit (h)(5) of Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A of BlackRock Series Fund II, Inc. (File No. 333-224375), filed on April 19, 2024.

(f)	Administration and Fund Accounting Services Agreement between the Registrant and State Street, dated December 31, 2018, is incorporated by reference to Exhibit 8(k) to Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of Managed Account Series (File No. 333-124463), filed on February 28, 2019.

(g)	Form of Thirteenth Amended and Restated Expense Limitation Agreement by and between Registrant, BlackRock Advisors, LLC and BlackRock Fund Advisors is incorporated by reference to Exhibit 8(e) of Post-Effective Amendment No. 70 to the Registration Statement on Form N-1A of BlackRock ETF Trust (File No. 333-228832), filed on March 21, 2024.

(h)

BlackRock Rule 12d1-4 Fund of Funds Investment Agreement between the Registrant and the other registered open-end investment companies party thereto is incorporated herein by reference to Exhibit 8(g) of Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A of BlackRock Unconstrained Equity Fund (File No. 333-124372), filed on August 22, 2023.

9	Legal Opinion.

(a)	Consent of Counsel (Sidley Austin LLP) is incorporated by reference to Exhibit (i) to Amendment No. 40 to the Registrant’s Registration Statement, filed on April 30, 2010.

10	Other Opinions.

(a)	None.

11	Omitted Financial Statements.

(a)	Not applicable.

12	Initial Capital Agreements.

(a)	Not applicable.

13	Rule 12b-1 Plan.

(a)	Not applicable.

14	Rule 18f-3 Plan.

(a)	Not applicable.

15	Reserved.

16	Code of Ethics.

(a)

Code of Ethics of Registrant, BRIL, BAL, BFA and BIL is incorporated herein by reference to Exhibit 16(a) of Post-Effective Amendment No. 1204 to the Registration Statement on Form N-1A of BlackRock FundsSM (File No. 33-26305), filed on January 24, 2024.

ITEM 29.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

The Registrant does not control and is not under common control with any other person.

ITEM 30.	INDEMNIFICATION.

Section 1 of Article IX of the Registrant’s Second Amended and Restated Agreement and Declaration of Trust states:

“(a) Subject to the exceptions and limitations contained in paragraph (b) below: (i) every Person who is, or has been, a Trustee or officer of the Trust (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a “Covered Person”) shall be indemnified by the Trust, or by one or more Series thereof if the claim arises from his or her conduct with respect to only such Series (unless the Series was terminated prior to any such liability or claim being known to the Trustees, in which case such obligations, to the extent not satisfied out of the assets of a Series, the obligation shall be an obligation of the Trust), to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by such Covered Person in connection with any claim, action, suit, or proceeding in which such Covered Person becomes involved as a party or otherwise or is threatened to be involved as a party or otherwise by virtue of being or having been a Trustee or officer and against amounts paid or incurred by such Covered Person in the settlement thereof; and (ii) the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits, or proceedings (civil, criminal, regulatory or other, including investigations and appeals), actual or threatened, while in office or thereafter, and the words “liability” and “expenses” shall include, without limitation, attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties, and other liabilities.

(b) No indemnification shall be provided hereunder to a Covered Person: (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Interestholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the Covered Person’s office or (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust; or (ii) in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) resulting in a payment by a Covered Person, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office: (A) by the court or other body approving the settlement or other disposition; (B) by at least a majority of those Trustees who neither are Interested Persons of the Trust nor are parties to the matter based upon a review of readily-available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily-available facts (as opposed to a full trial-type inquiry).

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, and administrators of such a Covered Person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other persons may be entitled by contract or otherwise under law.

(d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this Article IX, Section 1 may be paid by the Trust or Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be repaid by such Covered Person to the Trust or Series if it ultimately is determined that he or she is not entitled to indemnification under this Article IX, Section 1; provided, however, that either (i) such Covered Person shall have provided a surety bond or some other appropriate security for such undertaking; (ii) the Trust or Series thereof is insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily-available facts (as opposed to a trial-type inquiry or full investigation), that there is a reason to believe that such Covered Person will be entitled to indemnification under this Article IX, Section 1. In connection with any determination pursuant to clause (iii) of the preceding sentence, any Covered Person who is a Trustee and is not an Interested Person of the Trust and any Covered Person who has been a Trustee and at such time was not an Interested Person of the Trust shall be entitled to a rebuttable presumption that he or she has not engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

(e) Any repeal or modification of this Article IX, Section 1, or adoption or modification of any other provision of this Declaration or the By-Laws inconsistent with this Section, shall be prospective only, to the extent that such repeal, or modification adoption would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, adoption or modification.”

ITEM 31.	BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS.

(a) BlackRock Fund Advisors (previously defined as “BFA”) is an indirect wholly-owned subsidiary of BlackRock, Inc. located at 400 Howard Street, San Francisco, California 94105. BFA’s business is that of a registered investment adviser to certain open-end, management investment companies and various other institutional investors. The information required by this Item 31 about officers and directors of BFA, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BFA pursuant to the Investment Advisers Act of 1940, as amended (File No. 801-22609).

(b) BlackRock Advisors, LLC (previously defined as “BAL”) is an indirect wholly-owned subsidiary of BlackRock, Inc. located at 100 Bellevue Parkway, Wilmington, Delaware 19809. BAL was organized in 1994 for the purpose of providing advisory services to investment companies. The information required by this Item 31 about officers and directors of BAL, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BAL pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-47710).

(c) BlackRock International Limited (previously defined as “BIL”) is located at Exchange Place One, 1 Semple Street, Edinburgh, EH3 8BL, United Kingdom. The information required by this Item 31 about officers and directors of BIL, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BIL pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-51087).

ITEM 32.	PRINCIPAL UNDERWRITER.

(a) BlackRock Investments, LLC (previously defined as “BRIL”), the placement agent of the Master Portfolios, acts as the principal underwriter or placement agent, as applicable, for each of the following open-end registered investment companies:

BlackRock Advantage Global Fund, Inc.

BlackRock Advantage SMID Cap Fund, Inc.

BlackRock Allocation Target Shares

BlackRock Bond Fund, Inc.

BlackRock California Municipal Series Trust

BlackRock Capital Appreciation Fund, Inc.

BlackRock Emerging Markets Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock ETF Trust

BlackRock ETF Trust II

BlackRock EuroFund

BlackRock Financial Institutions Series Trust

BlackRock FundsSM

BlackRock Funds II

BlackRock Funds III

BlackRock Funds IV

BlackRock Funds V

BlackRock Funds VI

BlackRock Funds VII, Inc.

BlackRock Global Allocation Fund, Inc.

BlackRock Index Funds, Inc.

BlackRock Large Cap Focus Growth Fund, Inc.

BlackRock Large Cap Focus Value Fund, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Liquidity Funds

BlackRock Mid-Cap Value Series, Inc.

BlackRock Multi-State Municipal Series Trust

BlackRock Municipal Bond Fund, Inc.

BlackRock Municipal Series Trust

BlackRock Natural Resources Trust

BlackRock Series Fund, Inc.

BlackRock Series Fund II, Inc.

BlackRock Series, Inc.

BlackRock Strategic Global Bond Fund, Inc.

BlackRock Sustainable Balanced Fund, Inc.

BlackRock Unconstrained Equity Fund

BlackRock Variable Series Funds, Inc.

BlackRock Variable Series Funds II, Inc.

iShares, Inc.

iShares Trust

iShares U.S. ETF Trust

Managed Account Series

Managed Account Series II Master Bond LLC Master Investment Portfolio Master Investment Portfolio II Quantitative Master Series LLC

BRIL also acts as the distributor or placement agent for the following closed-end registered investment companies:

BlackRock Alpha Strategies Fund

BlackRock Core Bond Trust

BlackRock Corporate High Yield Fund, Inc.

BlackRock Credit Strategies Fund

BlackRock Debt Strategies Fund, Inc.

BlackRock Enhanced Equity Dividend Trust

BlackRock Floating Rate Income Trust

BlackRock Health Sciences Trust

BlackRock Income Trust, Inc.

BlackRock Investment Quality Municipal Trust, Inc.

BlackRock Limited Duration Income Trust

BlackRock Multi-Sector Income Trust

BlackRock MuniAssets Fund, Inc.

BlackRock Municipal Income Trust

BlackRock Municipal Income Trust II

BlackRock Private Investments Fund

BlackRock Science and Technology Trust

BlackRock Taxable Municipal Bond Trust

BlackRock Utilities, Infrastructure & Power Opportunities Trust

BRIL provides numerous financial services to BlackRock-advised funds and is the distributor of BlackRock’s open-end funds. These services include coordinating and executing Authorized Participation Agreements, preparing, reviewing and providing advice with respect to all sales literature and responding to Financial Industry Regulatory Authority comments on marketing materials.

(b) Set forth below is information concerning each director and officer of BRIL. The principal business address for each such person is 50 Hudson Yards, New York, New York 10001.

Name	Position(s) and Office(s) with BRIL	Position(s) and Office(s) with Registrant
Christopher Meade	Chief Legal Officer, General Counsel and Senior Managing Director	None
Lauren Bradley	Chief Financial Officer and Vice President	None
Gregory Rosta	Chief Compliance Officer and Director	None
Jon Maro	Chief Executive Officer and Director	None
Cynthia Rzomp	Chief Operating Officer	None
Andrew Dickson	Secretary and Managing Director	None
Terri Slane	Assistant Secretary and Director	None
Anne Ackerley	Member, Board of Managers, and Managing Director	None
Michael Bishopp	Managing Director	None
Samara Cohen	Managing Director	None
Jonathan Diorio	Managing Director	None
Lisa Hill	Managing Director	None
Brendan Kyne	Managing Director	None
Martin Small	Member, Board of Managers, and Managing Director	None
Jonathan Steel	Managing Director	None
Ariana Brown	Director	None
Chris Nugent	Director	None
Lourdes Sanchez	Vice President	None
Lisa Belle	Anti-Money Laundering Officer	Anti-Money Laundering Compliance Officer
Gerald Pucci	Member, Board of Managers	None
Philip Vasan	Member, Board of Managers	None

(c) Not applicable.

ITEM 33.	LOCATION OF ACCOUNTS AND RECORDS.

Omitted pursuant to Instruction 3 of Item 33 of Form N-1A.

ITEM 34.	MANAGEMENT SERVICES.

Other than as set forth under the captions “Item 10. Management, Organization and Capital Structure” in Part A of this Registration Statement, and “Item 17. Management of the Trust” and “Item 19. Investment Advisory and Other Services” in Part B of this Registration Statement, the Registrant is not a party to any management-related service contract.

ITEM 35.	UNDERTAKINGS.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant certifies that it has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York, on April 29, 2024.

MASTER INVESTMENT PORTFOLIO (REGISTRANT)
ON BEHALF OF MONEY MARKET MASTER PORTFOLIO AND TREASURY MONEY MARKET MASTER PORTFOLIO

By:	/S/ JOHN M. PERLOWSKI
(John M. Perlowski,
President and Chief Executive Officer)